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EXHIBIT 10(a)

                                  May 10, 2004

Raybestos Products Company
1204 Darlington Avenue
Crawfordsville, IN 47933

Raytech Automotive Components Company
44600 Merrill Road
Sterling Heights, MI 48314

      RE:   WAIVER AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Gentlemen:

      Reference is made to the Loan and Security Agreement dated September 28, 2000 by and between Raybestos Products Company, Raytech Automotive Components Company, and Automotive Composites Company (collectively the "Borrowers") and Congress Financial Corporation (New England) (the "Lender"), as amended by that certain Amendment to Loan and Security Agreement dated March 31, 2003, that certain Second Amendment to Loan and Security Agreement dated August 12, 2003, that certain Third Amendment to Loan and Security Agreement dated November 12, 2003, and that certain Fourth Amendment to Loan and Security Agreement dated April 5, 2004 (as so amended, the "Loan Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Loan Agreement. This agreement is hereby referred to as the "Fifth Amendment."

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May__, 2004
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      (1)   Background. Borrowers have requested that Lender waive a certain existing Event of Default and Lender has agreed to do so. Additionally, Lender has determined in its reasonable discretion that a certain Account of Borrowers with General Motors Corporation and its affiliates (collectively, "GM," and the "GM Account") is not an Eligible Account because of a potential right of setoff (the "Specific Condition") that may arise pursuant to the terms of Borrowers supply agreement with GM, as evidenced by certain quotations, award letters and purchase orders (the "GM Supply Agreement"). Borrowers have also requested that Lender agree to continue to make Revolving Loans to Borrowers under the Loan Agreement, on the terms and conditions set forth herein and, in consideration for Borrowers' agreement to provide a mortgage on certain of Borrowers' real property in favor of Lender. Lender has agreed to the foregoing, subject to the terms and conditions hereof.

      (2) Waiver. Prior to March 27, 2004, Borrowers made Lender aware of their inability to comply with Section 9.6(a) of the Loan Agreement as it relates to delivery to Lender of Borrowers' 2003 Form 10-K filed with the Securities and Exchange Commission and have requested a waiver of such requirement for up to thirty days. Subject to the terms and conditions hereof, Lender hereby waives for a period of thirty days commencing March 27, 2004, the Borrowers' noncompliance with Section 9.6(a) of the Loan Agreement, solely as it relates to Borrowers' failure to timely deliver to Lender its 2003 Form 10-K filed with the Securities and Exchange Commission. Lender hereby acknowledges that Borrowers have delivered to Lender the required 2003 Form 10-K within such thirty day period. This waiver is limited to and enforceable only to the extent specifically set forth herein and shall not be construed as a bar to or waiver of any right, power and/or remedy which Lender would have on any future occasion, whether similar in kind or otherwise.

      (3) Mortgage. Within fifteen days of the date hereof, Borrowers shall cause to be duly recorded a mortgage (the "Mortgage") in favor of Lender, in form and substance satisfactory to Lender, for Borrowers' real property, buildings and improvements (the "Property") located in the City of Sterling Heights, Macomb County, Michigan (as more precisely identified in Exhibit A hereto), so as to perfect in favor of Lender a valid first priority mortgage lien on the Property, subject only to such interests as are described in that certain Commitment for Title Insurance issued by the Chicago Title Insurance Company regarding the Property (No. 50-510307) dated November 12, 2003 and previously delivered to Lender's counsel. Lender shall discharge the Mortgage upon and in connection with Borrowers' sale of the Property on arms' length terms, provided that by such date Borrower and Lender have made arrangements acceptable to Lender for the grant to Lender of substitute collateral. Upon Lender's request, and if the same would not cause a default condition to arise in connection with Borrowers' obligations to third parties, Borrowers shall also cause to be recorded in favor of Lender a mortgage on its property in Crawfordsville, Indiana to secure all amounts payable under the Loan Agreement.

      (4) Eligible Accounts. Borrowers and Lender hereby agree that the GM Account shall no longer be deemed an Eligible Account; provided, however, that if Borrowers provide evidence satisfactory to Lender, in Lender's reasonable discretion, that the Specific Condition is no longer applicable, then the GM Account shall be deemed an Eligible Account solely to the

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extent otherwise set forth in the Loan Agreement (calculated as though the GM
Account were not subject to the Specific Condition). Notwithstanding the foregoing, upon due recordation of the Mortgage, and subject to all of the other limitations and conditions set forth in the Loan Agreement, Lender will make Revolving Loans in an amount over and above the revolving loan limit (as calculated without inclusion of the GM Account as an Eligible Account) under
Section 2.1(a) of the Loan Agreement, up to the lesser of:

            (a) 85% of the liquidation value of the Property, net of estimated disposition costs and any accrued taxes or municipal charges, all as reasonably determined by Lender;

            (b) an amount equal to the amount of Revolving Loans that could be borrowed against the GM Account if the GM Account were not subject to the Specific Condition; and

            (c) One Million Eight Hundred Seventy Thousand Dollars ($1,870,000.00), or such lower amount as Lender may in its reasonable discretion determine (the "Cap Amount"); provided, however, that if Lender determines to reduce the Cap Amount below One Million Eight Hundred Seventy Thousand Dollars ($1,870,000.00), then Lender shall consent to Borrowers' granting a mortgage interest in the Property that is senior to the Mortgage to secure indebtedness of an amount equal to the amount of Revolving Loans that could be borrowed against the GM Account if the GM Account were not subject to the Specific Condition, and upon Lender granting such consent, the Cap Amount will be reduced to Zero Dollars ($0.00).

      (5) Representations and Warranties. Each Borrower hereby represents, warrants and covenants that (a) the representations and warranties of Borrowers in the Financing Agreements, as modified by the updated and revised Schedules to the Information Certificate attached to the Third Amendment, are and remain accurate and complete in all material respects and (b) no Default or Event of Default exists or has occurred and is continuing as of the date hereof (after giving effect to this Letter Agreement).

      (6) Enforceability of Obligations; Waiver. Each Borrower hereby agrees that (i) the Financing Agreements are in full force and effect, and enforceable against each Borrower in accordance with their respective terms, and (ii) each Borrower has no offsets, claims or defenses to or in connection with the Obligations, or the terms of the Financing Agreements, all of which offsets, claims or defenses are hereby waived. Each Borrower hereby waives and affirmatively agrees not to challenge or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it may have relating to the Obligations, the Financing Agreements, or the Collateral therefore, including, but not limited to, any right to contest the Existing Events of Default under the Financing Agreements or any other Defaults or Events of Default, the liens and security interests in favor of Lender, or the conduct of Lender in administering any such Obligations or agreements.

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      (7)   Miscellaneous. Each Borrower hereby confirms that the Financing
Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments and modifications set forth herein. The execution and delivery of this Fifth Amendment by Lender shall not be construed as a waiver by Lender of any other term, covenant, condition or agreement under the Financing Agreements. This Letter Agreement shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Letter Agreement may be executed in counterparts and/or by facsimile, and each such counterpart and facsimile shall be as valid as if an original signature.

                  [Remainder of Page Intentionally Left Blank]

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   Signature Page to Waiver and Fifth Amendment to Loan and Security Agreement

  If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                                   Very truly yours,

                                           CONGRESS FINANCIAL CORPORATION
                                           (NEW ENGLAND)

                                           By:    /s/ Melissa A. Post
                                                  ------------------------------
                                           Name:  Melissa A. Post
                                           Title: Vice President

AGREED:

RAYBESTOS PRODUCTS COMPANY

By: John B. Devlin
    --------------------------
    Name: John B. Devlin
    Title: Treasurer

RAYTECH AUTOMOTIVE COMPONENTS COMPANY

By: John B. Devlin
    --------------------------
    Name: John B. Devlin
    Title: Treasurer

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                                    EXHIBIT A

                        DESCRIPTION OF MORTGAGED PREMISES

Section 4, town 2 north, range 12 east, commencing at the west 1/4 corner of section 4; thence south 88 degrees 45 minutes 40 seconds east 1355.74 feet; thence north 00 degrees 59 minutes 50 seconds east 2075.19 feet; thence south 89 degrees 29 minutes 30 seconds east 43.0 feet to the point of beginning; thence north 00 degrees 59 minutes 50 seconds east 531.23 feet along the easterly right of way line of Merrill Road; thence south 87 degrees 03 minutes 47 seconds east
565.0 feet; thence south 00 degrees 59 minutes 50 seconds west 358.0 feet; thence south 87 degrees 03 minutes 47 seconds east 233.85 feet; thence south 00 degrees 56 minutes 24 seconds west 153.31 feet; thence north 88 degrees 28 minutes 30 seconds west 798.57 feet to the point of beginning.